EXHIBIT 99.2 TO SCHEDULE 13D/A

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                             JOINT FILING AGREEMENT

      This will confirm the agreement by and among all the undersigned that the
Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the Common Stock, par value $0.01 per share, of Telescan, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

GENERAL ELECTRIC COMPANY                         Dated: May 10, 2001

By: /s/ Barbara J. Gould
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    Name:  Barbara J. Gould
    Title: Attorney-in-Fact


GE CAPITAL EQUITY INVESTMENTS, INC.

By: /s/ Barbara J. Gould
    ----------------------------------------
    Name:  Barbara J. Gould
    Title: Managing Director and
           Associate General Counsel


GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Barbara J. Gould
    ----------------------------------------
    Name:  Barbara J. Gould
    Title: Department Operations Manager


GENERAL ELECTRIC CAPITAL SERVICES, INC.

By: /s/ Barbara J. Gould
    ----------------------------------------
    Name:  Barbara J. Gould
    Title: Attorney-in-Fact


NATIONAL BROADCASTING COMPANY, INC.

By: /s/ Mark Begor
    ----------------------------------------
    Name:  Mark Begor
    Title: Executive Vice President


NATIONAL BROADCASTING COMPANY HOLDING, INC.

By: /s/ Mark Begor
    ----------------------------------------
    Name:  Mark Begor
    Title: Vice President


NBC-TSN HOLDING, INC.

By: /s/ Mark Begor
    ----------------------------------------
    Name:  Mark Begor
    Title: Vice President